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                                                                 Exhibit (A)(15)

                               ECLIPSE FUNDS INC.

                             ARTICLES SUPPLEMENTARY

      Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

      FIRST: Under a power contained in Article V, Section 5.7 of the charter of the Corporation (the "Charter") and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board"), by resolutions duly adopted at a meeting held on March 31, 2004, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Floating Rate Fund, Class A Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Floating Rate Fund, Class B Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Floating Rate Fund, Class C Shares, par value $0.01 per share, and reclassified 250,000,000 authorized but unissued shares of its Common Stock, par value $0.01 per share, as MainStay Floating Rate Fund, Class I Shares, $0.01 par value per share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Common Stock, par value $0.01 per share, of the Corporation, as set forth in
ARTICLE V of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally.

      SECOND: Immediately after these Articles Supplementary are accepted for record by the SDAT, the classes and series of Common Stock of the Corporation shall be as follows:

                                                               AUTHORIZED SHARES
           NAME OF SERIES                NAME OF CLASS          (IN MILLIONS)
           --------------                -------------          -------------
MainStay Floating Rate Fund                    A                      250
MainStay Floating Rate Fund                    B                      250
MainStay Floating Rate Fund                    C                      250
MainStay Floating Rate Fund                    I                      250
MainStay Intermediate Term Bond Fund           A                      250
MainStay Intermediate Term Bond Fund           B                      250
MainStay Intermediate Term Bond Fund           C                      250
MainStay Intermediate Term Bond Fund           I                      250
MainStay Intermediate Term Bond Fund           R1                     250
MainStay Intermediate Term Bond Fund           R2                     250
MainStay Indexed Bond Fund                     A                      250
MainStay Indexed Bond Fund                     B                      250
MainStay Indexed Bond Fund                     C                      250

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
                                                               AUTHORIZED SHARES
           NAME OF SERIES                NAME OF CLASS          (IN MILLIONS)
           --------------                -------------          -------------
MainStay Indexed Bond Fund                     I                      250
MainStay Indexed Bond Fund                     R1                     250
MainStay Indexed Bond Fund                     R2                     250
MainStay S&P 500 Index Fund                    A                      250
MainStay S&P 500 Index Fund                    B                      250
MainStay S&P 500 Index Fund                    C                      250
MainStay S&P 500 Index Fund                    I                      250
MainStay S&P 500 Index Fund                    R1                     250
MainStay S&P 500 Index Fund                    R2                     250
MainStay Cash Reserves Fund                    I                    4,000
MainStay Cash Reserves Fund               Sweep Shares              4,000
MainStay Asset Manager Fund                    A                      250
MainStay Asset Manager Fund                    B                      250
MainStay Asset Manager Fund                    C                      250
MainStay Asset Manager Fund                    I                      250
MainStay Asset Manager Fund                    R1                     250
MainStay Asset Manager Fund                    R2                     250
MainStay Short Term Bond Fund                  A                      250
MainStay Short Term Bond Fund                  B                      250
MainStay Short Term Bond Fund                  C                      250
MainStay Short Term Bond Fund                  I                      250
MainStay Short Term Bond Fund                  R1                     250
MainStay Short Term Bond Fund                  R2                     250
MainStay All Cap Value Fund                    A                      250
MainStay All Cap Value Fund                    B                      250
MainStay All Cap Value Fund                    C                      250
MainStay All Cap Value Fund                    I                      250
MainStay All Cap Value Fund                    R1                     250
MainStay All Cap Value Fund                    R2                     250
MainStay All Cap Growth Fund                   A                      250
MainStay All Cap Growth Fund                   B                      250
MainStay All Cap Growth Fund                   C                      250
MainStay All Cap Growth Fund                   I                      250
MainStay All Cap Growth Fund                   R1                     250
MainStay All Cap Growth Fund                   R2                     250
MainStay Mid Cap Core Fund                     A                      250
MainStay Mid Cap Core Fund                     B                      250
MainStay Mid Cap Core Fund                     C                      250
MainStay Mid Cap Core Fund                     I                      250
MainStay Mid Cap Core Fund                     R1                     250
MainStay Mid Cap Core Fund                     R2                     250
Common Stock (without further                                       4,000
classification)

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      THIRD: The shares reclassified hereunder have been reclassified by the
Board under the authority granted to it in the Charter.

      FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

      FIFTH: The undersigned Executive Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.

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      IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its Executive Vice President and attested to by its Assistant Secretary on April 15, 2004.


ATTEST:                                   ECLIPSE FUNDS INC.



 /s/ Michael Hession                      /s/ Patrick G. Boyle
------------------------                  ------------------------------------
Michael Hession                           Patrick G. Boyle
Assistant Secretary                       Executive Vice President